                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Roy F. Weston, Inc. and Subsidiaries on Forms S-8 (File Nos. 333-80855, 333-80859 and 33-13915) of our reports dated February 3, 2000 on our audits of the consolidated financial statements and financial statement schedule of Roy F. Weston, Inc. and Subsidiaries as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998, and 1997 which reports are either included in or incorporated by reference into this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS, LLP
2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 2000